SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                   FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                               CIRRUS LOGIC, INC.
             (Exact name of registrant as specified in its charter)




California                                                77-0024818
(State of incorporation or organization)  (I.R.S. Employer Identification

3100 West Warren Avenue
Fremont, California                                            94538
(Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                      Common Stock, no par value
                  6% Convertible Subordinated Notes


Securities to be registered pursuant to Section 12(g) of the Act:

                          (Title of class)




Item 1.        Description of Registrant's Securities to be Registered.

Incorporated by reference to the section entitled "Description of Capital Stock--Common Stock" and "Description of Notes" in the Preliminary Prospectus included in the Registration Statement on Form S-1 (File No. 333-23553) (the "Registration Statement on Form S-1"), as originally filed with the Securities and Exchange Commission by the Registrant on March 18, 1997 and as subsequently amended.


Item 2. Exhibits.

The following exhibits are filed as part of this registration statement:

        Number    Description
       -------   -------------
        3.1(4) Restated Articles of Incorporation of Registrant, as amended.

        3.2(1)  Form of Restated Articles of Incorporation or
                Registrant, as amended.

        3.3(1)  Bylaws of Registrant, as amended.

        4.1(1) Article III of Restated Articles of Incorporation of Registrant (See Exhibits 3.1 and 3.2.)

        4.2(2) Indenture dated as of December 15, 1996 6% Convertible Subordinated Notes.

        4.3(1)  Specimen Certificate of Common Stock of the Company.

        4.4(3)  Registration Rights Agreement, dated as of December
                15, 1996, among the Registrant, Goldman, Sachs & Co., Salomon Brothers Inc., J.P. Morgan & Co., and Robertson, Stephens & Co.


--------------------

(1)     Incorporated by reference to Registrant's Registration
        Statement on Form S-1 (File No. 33-28583).

(2)     Incorporated by reference to Registrant's Report on Form
        10-Q/A for the quarterly period ended December 28, 1996.

(3)     Incorporated by reference to Registrant's Registration
        Statement on Form S-1 (File No. 333-23553).

(4)     Incorporated by reference to Registrant's Report on Form
        10-K for the fiscal year ended April 1, 1995.


                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  June 12 , 1997                       CIRRUS LOGIC, INC.

                                            By: /s/ Robert F. Donohue
                                            Robert F. Donohue